UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 19, 2004

                          POLO RALPH LAUREN CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

             001-13057                                   13-2622036
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      (Commission File Number)                 (IRS Employer Identification No.)


  650 MADISON AVENUE, NEW YORK, NEW YORK                   10022
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 (Address of Principal Executive Offices)                (Zip Code)

                                 (212) 318-7000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         In connection with the appointment, effective as of January 3, 2005, of Tracey T. Travis as Polo Ralph Lauren Corporation's (the "COMPANY") Senior Vice President, Finance and Chief Financial Officer, the Company has entered into an employment with Ms. Travis effective as of that date. The initial term of Ms. Travis' employment agreement is three years (the "TERM"). Ms. Travis' annual base salary is $625,000, and she will receive a sign-on bonus of $250,000. If Ms. Travis terminates her employment without good reason, or if the Company terminates Ms. Travis' employment for cause, before January 3, 2007, Ms. Travis must repay the sign-on bonus to the Company. For fiscal 2005 only, Ms. Travis shall receive a guaranteed bonus in the amount of $200,000. Thereafter, Ms. Travis will be eligible to receive an annual incentive bonus in accordance with any applicable bonus program maintained by the Company.

         If Ms. Travis' employment is terminated by the Company without cause, or if she resigns with good reason, she will be entitled to receive (i) for the longer of the balance of the Term or a one-year period, continued salary and welfare plan benefits and (ii) an amount equal to her bonus for the immediately preceding calendar year. If Ms. Travis' employment is terminated by the Company for cause, or if she resigns without good reason, Ms. Travis shall only receive that portion of her salary payable through the termination date. If Ms. Travis' employment is terminated during the 12 months following a change of control for any reason other than cause, Ms. Travis shall receive a lump sum payment equal to two times the sum of (i) her base compensation plus (ii) the bonus amount paid in the year prior to the termination.

         Ms. Travis may not compete with the Company during her employment and, under certain circumstances, the remainder of the Term following the termination of her employment. This non-compete period will not apply, however, if the Company terminates Ms. Travis' employment agreement without cause.

         In connection with her employment agreement, for fiscal 2005, Ms. Travis shall receive grants of options to purchase an aggregate of 65,000 shares of the Company's common stock and a grant of 9,200 restricted performance share units. The stock options have three-year pro-rata vesting and the restricted performance share units have three-year cliff vesting based on achievement of performance goals. These grants will be governed by the Company's Long-Term Stock Incentive Plan and any applicable award agreements. Any unvested stock options granted to Ms. Travis shall immediately vest before a change of control of the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Effective as of January 3, 2005, the Company appointed Ms. Travis to serve as the Company's Senior Vice President, Finance and Chief Financial Officer. On November 19, 2004, the Company issued a press release announcing Ms. Travis' appointment and a copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         Ms. Travis is 42 years old. A description of the terms of Ms. Travis' employment agreement are set forth above under Item 1.01 and are incorporated herein by reference. Ms. Travis served as Senior Vice President, Finance at Limited Brands, Inc., an apparel and personal care products retailer, from April 2002 until August 2004, and Chief Financial Officer of Intimate Brands, Inc. a women's intimate apparel and personal care products retailer, from April

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2001 to April 2002. Prior to that time, Ms. Travis was Chief Financial Officer of the Beverage Can Americas group at American National Can, a manufacturer of metal beverage cans, from 1999 to 2001.

         In addition to the compensation items set forth in Item 1.01, Ms. Travis shall receive reimbursement for certain moving expenses. Other than as referenced above in Item 1.01, since the beginning of the Company's last fiscal year, there have been no transactions between Ms. Travis or any member of her family and the Company.

         Effective December 1, 2004, Gerald M. Chaney resigned as Senior Vice President, Finance and Chief Financial Officer of the Company.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

         Not applicable

(b)      Pro forma financial information.

         Not applicable

(c)      Exhibits.

         EXHIBIT NO.        DESCRIPTION

         99.1               Press release, dated November 19, 2004

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            POLO RALPH LAUREN CORPORATION

Date:  November 23, 2004                    By: /s/ Mitchell A. Kosh
                                                --------------------------------
                                                Name:    Mitchell A. Kosh
                                                Title:   Senior Vice President,
                                                         Human Resources

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EXHIBIT INDEX

99.1     Press release, dated November 19, 2004